Exhibit 99.1

Contact:  Denise Barr
                     SVP/Marketing Strategist
                     (360) 903-8250
Kourosh Zamani and Jon Girod Join Riverview Bancorp Board of Directors
Vancouver, WA, April 2, 2026 – Riverview Bancorp, Inc. (NASDAQ GSM:  RVSB) today announced the appointment of Kourosh Zamani and Jon Girod to its Board of Directors for Riverview Bank and Riverview Bancorp, Inc., effective immediately.
“Kourosh and Jon are long-time residents of the Pacific Northwest and understand Riverview Bank. They believe in community banking and what it means to invest in the local economy. Both know our clients, our communities, and the opportunities for businesses in this region. A local perspective and genuine commitment to the Pacific Northwest is exactly what we look for in a board member, and I look forward to working alongside them,” said Jerry Nies, Chairperson of the Board.
Kourosh Zamani is co-founder of Laurel, a venture-backed technology company that pioneered the use of AI for time capture and analysis in professional services. Laurel serves leading law, accounting, and consulting firms globally and has raised over $150 million in funding. Prior to Laurel, Zamani served as Vice President of Business Development at Bailard, Inc., an investment management firm based in the San Francisco Bay Area, where he focused on client relationships and strategic growth initiatives. Zamani graduated from the University of California, Berkeley with a Bachelor of Science, Business administration and holds a Master of Business Administration from the University of California, Berkeley, Haas School of Business.
Jon Girod is the owner, builder and developer of Quail Homes and related companies in Vancouver, WA. Since 1989, he has built over 3,000 homes and developed more than 2,000 lots, with a primary focus on housing for empty nesters and multi-generational lifestyles. A past President of the Building Industry Association, Girod holds an accounting degree from Linfield University. He also is the founder of Careers in Construction NW, a nonprofit that embeds Skilled Trade Centers on high school campuses, offering industry-relevant curriculum and networking opportunities to help students enter or advance in the skilled trades upon graduation.
“We are thrilled to welcome Kourosh and Jon to our Board,” said Nicole Sherman, CEO. “Kourosh brings a rare combination of entrepreneurial vision and deep expertise in AI-driven technology, reflecting the innovative thinking that is increasingly essential in today's financial landscape. Jon brings decades of experience as a builder, developer, and business leader with a proven track record of growth and community investment in our region. Together, they further enrich our already strong board with perspectives that will benefit Riverview, our clients, and the communities we serve.”

About the Company
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon, on the I-5 corridor. With assets of $1.51 billion at December 31, 2025, it is the parent company of the 103-year-old Riverview Bank, as well as Riverview Trust Company. The Bank offers true community banking services, focusing on providing the highest-quality service and financial products to commercial, business and retail clients through 17 branches, including 13 in the Portland-Vancouver area, and 3 lending centers. For the past 12 years, Riverview has been named Best Bank by the readers of The Columbian.
This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make including those described in 1A (Risk Factors) of the Company’s Form 10-K for the fiscal year ended March 31, 2025. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company.

Kourosh  Zamani

Jon Girod